UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2017

GLOBUS MEDICAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35621 (Commission File Number)	04-3744954 (I.R.S. Employer Identification No.)

2560 General Armistead Avenue
Audubon, PA	19403
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 930-1800

____________Not Applicable_______________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Globus Medical, Inc. (the “Company”) was held on June 7, 2017. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

Proposal 1

The individuals listed below were each elected at the Annual Meeting to serve a three-year term on the Company’s Board of Directors.

Nominee	For	Against	Abstain	Broker Non-Vote
David M. Demski	268,811,788	27,072,155	402,650	9,182,411
Kurt C. Wheeler	295,269,054	613,973	403,566	9,182,411

Proposal 2

Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. This proposal was approved.

For	Against	Abstain	Broker Non-Vote
305,039,537	25,110	404,357	0

Proposal 3

A non-binding advisory vote to approve the compensation of the Company’s named executive officers, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission. This proposal was approved.

For	Against	Abstain	Broker Non-Vote
292,523,308	3,343,957	419,328	9,182,411

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

/s/ ERIC IAN SCHWARTZ
Eric Ian Schwartz
Senior Vice President, General Counsel
Dated: June 9, 2017